EXHIBIT 32.2
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350):
     I, Gregory J. Fisher, Chief Financial Officer of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350) that:
(1)	The Quarterly Report on Form 10-Q for the period ended September 30, 2005, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-Q for the period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of ElkCorp.

Dated: November 8, 2005
	By	/s/ Gregory J. Fisher

Gregory J. Fisher
Chief Financial Officer